UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2009

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-3711155
(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers.

On April 29, 2009, FormFactor, Inc. announced that effective May 1, 2009, Dr. Igor Y. Khandros, founder and executive chairman of the board of directors, will retire from the company and the board of directors.  Dr. Khandros will continue to serve as a key advisor to the company, leveraging his long experience and expertise in the development of wafer test solutions.  FormFactor also announced that lead independent director James A. Prestridge will succeed Dr. Khandros as chairman beginning on May 1st.

In connection with Dr. Khandros’ retirement, FormFactor and Dr. Khandros have entered into a separation agreement and mutual release effective as of May 1, 2009, which is included as Exhibit 10.01 to this Form 8-K, under which the company has agreed to accelerate the vesting of certain stock options to acquire 75,000 shares and to permit certain vested stock options to be exercisable until their expiration on May 10, 2013 or May 1, 2014, as applicable.  FormFactor and Dr. Khandros have signed a general release and waiver of claims in favor of each other.

FormFactor and Dr. Khandros have also entered into a consulting agreement effective as of May 1, 2009, which is included as Exhibit 10.02 to this Form 8-K.  Under the consulting agreement, Dr. Khandros has agreed to provide advice and counsel to the company as requested by the company’s chairman of the board of directors for a quarterly fee of $75,000.  The consulting agreement has a one year term.

FormFactor issued a press release regarding Dr. Khandros’ retirement, which is included as Exhibit 99.01 to this Form 8-K.

Item 9.01.                              Exhibits.

Exhibit
Number	Exhibit Title or Description
10.01	Separation Agreement and Mutual Release between FormFactor, Inc. and Dr. Igor Y. Khandros
10.02	Consulting Agreement between FormFactor, Inc. and Dr. Igor Y. Khandros
99.01	Press Release dated April 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2009	FORMFACTOR, INC.

	By:	/s/	STUART L. MERKADEAU
Stuart L. Merkadeau
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description
10.01	Separation Agreement and Mutual Release between FormFactor, Inc. and Dr. Igor Y. Khandros
10.02	Consulting Agreement between FormFactor, Inc. and Dr. Igor Y. Khandros
99.01	Press Release dated April 29, 2009